Exhibit 99.1
Prestige Community Bank
Financial Report
December 31, 2007

Prestige Community Bank
Table of Contents
December 31, 2007

Independent Auditor’s Report
To the Board of Directors
Prestige Community Bank
Newtown, Pennsylvania
     We have audited the accompanying statement of financial condition of Prestige Bank as of December 31, 2007, and the related statements of operations, stockholders’ equity and cash flows for the period from April 4, 2007 (date of inception) to December 31, 2007. These financial statements are the responsibility of the Bank’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
     We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Prestige Community Bank as of December 31, 2007, and the results of its operations and its cash flows for the period from April 4, 2007 (date of inception) to December 31, 2007, in conformity with accounting principles generally accepted in the United States of America.
Beard Miller Company LLP
Malvern, Pennsylvania
March 24, 2008

Prestige Community Bank
Statement of Financial Condition
December 31, 2007

2007
Assets
Cash and due from banks	$211,837
Interest bearing deposits	297,534

Cash and Cash Equivalents	509,371

Securities available for sale	33,995,039
Loans, net of allowance for loan losses of $25,000	2,034,794
Bank premises and equipment, net	935,725
Accrued interest receivable	18,382
Other assets	72,586

Total Assets	$37,565,897

Liabilities and Stockholders’ Equity

Liabilities

Deposits:
Non-interest bearing	$317,656
Interest-bearing	13,502,373

Total Deposits	13,820,029

Federal funds purchased	1,368,000
Short-term borrowings	13,997,411
Accrued interest payable	23,008
Other liabilities	259,584

Total Liabilities	29,468,032

Stockholders’ Equity
Common stock, $1.00 par value; authorized 5,000,000 shares; issued and outstanding 972,658 shares	972,658
Surplus	9,343,688
Accumulated deficit	(2,218,481)

Total Stockholders’ Equity	8,097,865

Total Liabilities and Stockholders’ Equity	$37,565,897

See notes to financial statements.

Prestige Community Bank
Statement of Operations
Period from April 4, 2007 (Date of Inception) to December 31, 2007

2007
Interest Income

Loans receivable, including fees	$13,845
Securities	3,336
Interest bearing deposits	11,237
Federal funds sold	243,282

Total Interest Income	271,700

Interest Expense

Deposits	69,121
Borrowings	2,251

Total Interest Expense	71,372

Net Interest Income	200,328

Provision for Loan Losses	(25,000)

Net Interest Income after Provision for Loan Losses	175,328

Non-Interest Income	304

Non-Interest Expenses

Salaries and employee benefits	1,402,827
Occupancy and equipment	284,043
Data processing equipment and operations	50,687
Professional fees	422,655
Marketing and advertising	50,074
Other	183,827

Total Non-Interest Expenses	2,394,113

Net Loss	$(2,218,481)

See notes to financial statements.

Prestige Community Bank
Statement of Stockholders’ Equity
Period from April 4, 2007 (Date of Inception) to December 31, 2007

	Common		Accumulated
	Stock	Surplus	Deficit	Total
Balance — April 4, 2007 (Date of Inception)
Sale of common stock, net of offering costs of approximately $27,468	$972,658	$8,726,454	$—	$9,699,112
Stock-based compensation	—	617,234	—	617,234
Net loss	—	—	(2,218,481)	(2,218,481)

Balance — December 31, 2007	$972,658	$9,343,688	$(2,218,481)	$8,097,865

See notes to financial statements.

Prestige Community Bank
Statement of Cash Flows
Period from April 4, 2007 (Date of Inception) to December 31, 2007

2007
Cash Flows from Operating Activities

Net loss	$(2,218,481)
Adjustments to reconcile net loss to net cash used in operating activities:
Provision for loan losses	25,000
Depreciation and amortization	21,953
Stock-based compensation	617,234
Increase in accrued interest receivable	(18,382)
Increase in other assets	(72,586)
Increase in accrued interest payable	23,008
Increase in other liabilities	259,584

Net Cash Used in Operating Activities	(1,362,670)

Cash Flows from Investing Activities

Net increase in loans	(2,059,794)
Purchases of securities available for sale	(33,995,039)
Purchases of premises and equipment	(957,678)

Net Cash Used in Investing Activities	(37,012,511)

Cash Flows from Financing Activities

Net increase in deposits	13,820,029
Increase in short-term borrowings	15,365,411
Proceeds from sale of common stock	9,699,112

Net Cash Provided by Financing Activities	38,884,552

Net Increase in Cash and Cash Equivalents	509,371

Cash and Cash Equivalents — Beginning	—

Cash and Cash Equivalents — Ending	$509,371

Supplementary Cash Flows Information

Interest paid	$48,364

See notes to financial statements.

Prestige Community Bank
Notes to Financial Statements
December 31, 2007
Note 1 — Nature of Operations
Prestige Bank (the “Bank”) was incorporated on April 4, 2007 under the laws of the Commonwealth of Pennsylvania and is a Pennsylvania chartered, Federal Deposit Insurance Corporation (“FDIC”) insured bank. The Bank commenced operations on October 16, 2007 and is a full service commercial bank providing personal and business lending, deposit products and wealth management services. As a state chartered bank, the Bank is subject to regulation of the Pennsylvania Department of Banking and the FDIC. The Bank is located in, and serves customers in, southeastern Pennsylvania.
The Bank incurred approximately $886,000 of organization and pre-opening costs, consisting primarily of compensation and employee benefit expense of $386,000, occupancy, furniture and equipment expense of $114,000 and professional fees of $97,000. Net interest income earned during the pre-opening period totaled approximately $14,000. These amounts are included in the statement of operations in the respective income or expense categories. Stock offering costs of $27,468 are netted against the proceeds from the sale of common stock.
Note 2 — Summary of Significant Accounting Policies
A summary of the significant accounting policies consistently applied in the preparation of the accompanying financial statements follows:
Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses and the valuation of deferred tax assets.
Significant Group Concentrations of Credit Risk
Most of the Bank’s activities are with customers located within Lower and Central Bucks County and Eastern Montgomery County and the suburbs surrounding Philadelphia. Note 2 discusses the types of securities that the Bank currently invests in. Note 3 discusses the types of lending that the Bank engages in. Although the Bank intends to have a diversified loan portfolio, its debtors’ ability to honor their contracts will be influenced by the region’s economy. As the loan portfolio grows, the Bank does not anticipate any significant concentrations to any one industry or customer.
Presentation of Cash Flows
For purposes of reporting cash flows, cash and cash equivalents include cash on hand and amounts due from banks, all of which mature within ninety days.
Securities
Management determines the appropriate classification of debt securities at the time of purchase and re-evaluates such designation as of each balance sheet date.

Note 2 — Summary of Significant Accounting Policies (Continued)
Securities (Continued)
Securities classified as available for sale are those securities that the Bank intends to hold for an indefinite period of time, but not necessarily to maturity. Securities available for sale are carried at fair value. Any decision to sell a security classified as available for sale would be based on various factors, including significant movements in interest rates, changes in the maturity mix of the Bank’s assets and liabilities, liquidity needs, regulatory capital considerations and other similar factors. There were no unrealized gains or losses at December 31, 2007. Realized gains or losses, determined on the basis of the cost of the specific securities sold, are included in earnings. Premiums and discounts are recognized in interest income using the interest method over the terms of the securities.
Securities classified as held to maturity are those debt securities the Bank has both the intent and ability to hold to maturity regardless of changes in market conditions, liquidity needs or changes in general economic conditions. These securities are carried at cost adjusted for the amortization of premium and accretion of discount, computed by a method which approximates the interest method over the terms of the securities. At December 31, 2007, the Bank had no securities classified as held to maturity.
Declines in the fair value of held to maturity and available for sale securities below their cost that are deemed to be other than temporary are reflected in earnings as realized losses. In estimating other-than-temporary impairment losses, management considers (1) the length of time and the extent to which the fair value has been less than cost (2) the financial condition and near-term prospects of the issuer, and (3) the intent and ability of the Bank to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value.
Loans Receivable
Loans receivable that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are stated at their outstanding unpaid principal balances, net of an allowance for loan losses and any deferred fees or costs. Interest income is accrued on the unpaid principal balance. Loan origination fees, net of certain direct origination costs, are deferred and recognized as an adjustment of the yield (interest income) of the related loans. The Bank will generally amortize these amounts over the contractual life of the loan.
The accrual of interest is discontinued when the contractual payment of principal or interest has become 90 days past due or management has serious doubts about further collectibility of principal or interest, even though the loan is currently performing. A loan may remain on accrual status if it is in the process of collection and is either guaranteed or well secured. When a loan is placed on nonaccrual status, unpaid interest credited to income in the current year is reversed and unpaid interest accrued in prior years is charged against the allowance for loan losses. Interest received on nonaccrual loans is generally either applied against principal or reported as interest income, according to management’s judgment as to the collectibility of principal. Generally, loans are restored to accrual status when the obligation is brought current, has performed in accordance with the contractual terms for a reasonable period of time, and the ultimate collectibility of the total contractual principal and interest is no longer in doubt.

Note 2 — Summary of Significant Accounting Policies (Continued)
Allowance for Loan Losses
The allowance for loan losses is established through provisions for loan losses charged against income. Loans deemed to be uncollectible are charged against the allowance for loan losses, and subsequent recoveries, if any, are credited to the allowance.
The allowance for loan losses is maintained at a level considered adequate to provide for losses that can be reasonably anticipated. Management’s periodic evaluation of the adequacy of the allowance is based on known and inherent risks in the portfolio, adverse situations that may affect the borrower’s ability to repay, the estimated value of any underlying collateral, composition of the loan portfolio, current economic conditions, and other relevant factors. This evaluation is inherently subjective as it requires material estimates that may be susceptible to significant revision as more information becomes available.
The allowance consists of specific, general, and unallocated components. The specific component relates to loans that are classified as doubtful, substandard, or special mention. For such loans that are also classified as impaired, an allowance is established when the discounted cash flows (or collateral value or observable market price) of the impaired loan are lower than the carrying value of that loan. The general component covers non-classified loans and is based on historical loss experience adjusted for qualitative factors. An unallocated component is maintained to cover uncertainties that could affect management’s estimate of probable losses. The unallocated component of the allowance reflects the margin of imprecision inherent in the underlying assumptions used in the methodologies for estimating specific and general losses in the portfolio.
A loan is considered impaired when, based on current information and events, it is probable that the Bank will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan by loan basis for commercial and construction loans by either the present value of expected future cash flows discounted at the loan’s effective interest rate or the fair value of the collateral if the loan is collateral dependent.
Large groups of smaller balance homogeneous loans are collectively evaluated for impairment. Accordingly, the Bank does not separately identify individual consumer and home equity loans for impairment disclosures, unless such loans are the subject of a restructuring agreement.

Note 2 — Summary of Significant Accounting Policies (Continued)
Transfers of Financial Assets
Transfers of financial assets, including loan and loan participation sales, will be accounted for as sales, when control over the assets is surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Bank, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) the Bank does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity. The Bank has not sold any loans or loan participations through December 31, 2007.
Bank Premises and Equipment
Bank premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed on the straight-line method over the estimated useful lives of the related assets, ranging from 3 to 20 years. Leasehold improvements are amortized over the term of the lease or estimated useful lives, whichever is shorter.
Advertising Costs
The Bank follows the policy of charging the costs of advertising to expense as incurred.
Income Taxes
Deferred income taxes are provided on the liability method whereby deferred tax assets are recognized for deductible temporary differences and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and net operating loss carryforwards and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.
Stock-Based Compensation
Statement of Financial Accounting Standards (SFAS) No. 123, “Accounting for Stock-Based Compensation,” contains a fair value-based method for valuing stock-based compensation that entities may use, which measures compensation cost at the grant date based on the fair value of the award. Compensation is then recognized over the service period, which is usually the vesting period. On October 19, 2007, the Bank entered into an Agreement and Plan of Merger (Note 16). In conjunction with the Merger, all options became immediately vested and exercisable.
Comprehensive Income
Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income. Although certain changes in assets and liabilities, such as unrealized gains and losses on available for sale securities, are reported as a separate component of the equity section of the balance sheet, such items, along with net income, are components of comprehensive income. The Bank had no items of other comprehensive income for the period ended December 31, 2007.

Note 2 — Summary of Significant Accounting Policies (Continued)
Off-Balance Sheet Financial Instruments
In the ordinary course of business, the Bank has entered into off-balance sheet financial instruments consisting of commitments to extend credit. Such financial instruments are recorded in the balance sheet when they are funded.
Note 3 — Securities Available for Sale
Securities available for sale consist of U.S. Treasury and federal agency securities with an amortized cost and fair value of $33,995,039, at December 31, 2007, with maturity dates in January 2008.
Note 4 — Loans Receivable and Allowance for Loan Losses
The composition of loans receivable at December 31, 2007 is as follows:

Commercial	$1,440,287
Home equity	597,909
Consumer	21,598

Total Loans	2,059,794

Allowance for loan losses	25,000

Net Loans	$2,034,794

The changes in the allowance for loan losses for the period ended December 31, 2007 are as follows:

Balance, beginning	$—
Provision for loan losses	25,000

Balance, ending	$25,000

As of December 31, 2007, the Bank had no impaired loans, no nonaccrual loans, and no loans past due 90 days or more.

Note 5 — Bank Premises and Equipment
The components of premises and equipment at December 31, 2007 are as follows:

Leasehold improvements	$581,545
Furniture, fixtures and equipment	81,819
Computer equipment and data processing software	294,314

957,678

Accumulated depreciation	21,953

$935,725

Note 6 — Deposits
The components of deposits at December 31, 2007 are as follows:

Demand, non-interest bearing	$317,656
Demand, interest-bearing	55,578
Money market and savings accounts	3,100,856
Time, $100,000 and over	3,264,268
Time, other	7,081,671

$13,820,029

At December 31, 2007, time deposits are scheduled to mature as follows:

2008	$8,254,067
2009	2,091,872

$10,345,939

Note 7 — Short-Term Borrowings
The Bank’s short-term borrowings generally will consist of federal funds purchased and short-term borrowings extended under reverse repurchase agreements. Federal funds purchased generally represent one-day borrowings.
At December 31, 2007, the Bank had borrowings of federal funds purchased of $1,368,000. The Bank also had secured borrowing facilities with First Priority Bank of $4,000,000, of which $3,997,411 was outstanding at December 31, 2007, which was repaid in January 2008 and M&I Bank of $10,000,000, all of which was outstanding at December 31, 2007, and repaid in January 2008. The fixed interest rate on the First Priority Bank borrowing is 5.25%. The variable interest rate of M&I Bank borrowing at December 31, 2007 is 5.25%. The secured borrowing facilities were collateralized with a lien on the Bank’s investment portfolio securities in an amount totaling 100% of the amount of the borrowings, or $13,997,411.

Note 8 — Lease Commitments
In January 2007, the Bank entered into an operating lease agreement for its branch banking office in Plumstead Township, Pennsylvania. The Bank is also required to pay a monthly fee for its portion of certain operating expenses, including real estate taxes, insurance, utilities, maintenance and repairs in addition to the base rent. The lease is for a term of five years with two options to renew for five years each.
In August 2007, the Bank entered into an operating lease agreement for its main banking office in Newtown, Pennsylvania. The Bank is also required to pay a monthly fee for its portion of certain operating expenses, including real estate taxes, insurance, utilities, maintenance and repairs in addition to the base rent. The lease is for a term of twenty years with an option to renew for five years and one four year option.
Future minimum lease payments by year and in the aggregate, under these lease agreements, are as follows:

2008	$193,734
2009	195,225
2010	196,761
2011	198,345
2012	200,796
Thereafter	2,695,950

$3,680,811

Rent expense for these facilities for the period ended December 31, 2007 totaled $189,477.
Note 9 — Change in Control Agreement
The Bank has entered into employment agreements with change of control provisions with its President, Chief Financial Officer, and Chief Loan Officer. Upon resignation after a change in the control of the Bank, as defined in the agreements, an individual will receive monetary compensation in the amount set forth in the agreement. The agreements will automatically renew for a two year term unless written notice electing not to renew is given by the Bank or individual.
Note 10 — Stockholders’ Equity
During 2007, the Bank sold 972,658 shares of common stock at $10.00 per share which resulted in net proceeds of $9,726,580 under an initial stock offering of 9,000,000 to 25,000,000 shares of common stock. In addition, one (1) warrant to purchase one (1) share of common stock at a price of $12.50 was issued for each five (5) shares of common stock purchased in the offering. A total of 194,532 warrants were issued in the offering. The warrants expire five years from the date of issuance.
The Pennsylvania State Department of Banking, in issuing its charters to the Bank, required an allocation of its initial capital to a reserve for organization expenses of $355,000 to defray anticipated initial losses.

Note 11 — Stock Option Plan
In 2007, the Bank adopted the 2007 Stock Compensation Plan (the Plan). The Plan allows equity benefits to be awarded in the form of Incentive Stock Options, Compensatory Stock Options or Restricted Stock. The Plan authorizes the Board of Directors to grant options up to an aggregate of 19.9% of the common stock outstanding to a maximum of 193,559 shares to officers, other employees and directors of the Bank. Only employees of the Bank will be eligible to receive Incentive Stock Options and such grants are subject to the limitations under Section 422 of the Internal Revenue Code.
During 2007, the Bank granted 47,022 options to officers, employees, and directors of the Bank at an exercise price of $10 per share. All options granted in 2007 are outstanding at December 31, 2007.
In addition, the Bank issued 100,000 options to organizers of the Bank in consideration for their efforts in connection with the formation and organization of the Bank. These options are fully vested and are exercisable over a ten-year period commencing October 18, 2007 and expire on October 18, 2017 at an exercise price of $10 per share.
The fair value of each option is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions used for grants in 2007: volatility of 30%, dividend yield of 0%, risk-free rate of 4.57% and expected life of 7 years. The weighted-average fair value of options granted in 2007 was $4.20 per share.
Total stock-based compensation cost for the year ended December 31, 2007 related to stock options granted in 2007 was $617,234 and is included in salary and employee benefits. There were no tax benefits recognized related to the share-based compensation expense due to the net operating loss incurred. All options were vested immediately as a result of the business combination described in Note 16, as per the terms of the Plan.
The following is a summary of the Bank’s stock option activity and related information for its 2007 Plan for the period ended December 31, 2007:

			Weighted
		Weighted	Average
		Average	Remaining	Aggregate
		Exercise	Contractual	Intrinsic
	Options	Price	Term	Value
Outstanding at October 16, 2007	—	$—
Granted in 2007	147,022	10.00

Outstanding at December 31, 2007	147,022	$10.00	9.6 years	$—

Exercisable at December 31, 2007	147,022	$10.00	9.6 years	$—

Note 12 — Federal Income Taxes
There is no provision for income taxes for the period ended December 31, 2007 due to the net operating loss incurred.
The components of the deferred tax asset at December 31, 2007 are as follows:

Deferred tax assets:
Allowance for loan losses	$7,760
Cash basis conversion	57,329
Organization and start-up costs	296,517
Net operating loss carryforwards	182,356
Other	335

Total Deferred Tax Assets	544,297

Valuation allowance	(544,297)

Net Deferred Tax Assets	$—

The Bank has net operating loss carryforwards available for federal income tax purposes of approximately $536,000 which expire in 2027.
Note 13 — Transactions with Executive Officers, Directors and Principal Stockholders
The Bank has had, and may be expected to have in the future, banking transactions in the ordinary course of business with its executive officers, directors, principal stockholders, their immediate families and affiliated companies (commonly referred to as related parties), on the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others. Loans receivable and deposits of related parties totaled $1,349,063 and $630,290, respectively, at December 31, 2007.
Note 14 — Financial Instruments with Off-Balance Sheet Risk
The Bank is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit. Such commitments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the balance sheet.
The Bank’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments.
At December 31, 2007, total unfunded commitments under lines of credit amounted to $1,370,645.

Note 14 — Financial Instruments with Off-Balance Sheet Risk (Continued)
Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. The Bank evaluates each customer’s credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management’s credit evaluation. Collateral held varies but may include personal or commercial real estate, accounts receivable, inventory and equipment.
Note 15 — Regulatory Matters
The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet the minimum capital requirements can initiate certain mandatory and possibly additional discretionary-actions by regulators that, if undertaken, could have a direct material effect on the Bank’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices. The Bank’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk-weightings and other factors.
Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth below) of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets and of Tier 1 capital to average assets. Management believes, as of December 31, 2007, that the Bank meets all capital adequacy requirements to which it is subject.
The Federal Deposit Insurance Corporation requires that the Bank maintain a ratio of Tier 1 leverage capital to total assets of at least 8% during the first three years of operation. Under these guidelines, the Bank is considered well capitalized as of December 31, 2007.
The Bank’s actual capital amounts and ratios at December 31, 2007 are presented below:

						To be Well Capitalized
						under Prompt
			For Capital Adequacy			Corrective Action
	Actual		Purposes			Provisions
	Amount	Ratio	Amount		Ratio	Amount		Ratio
	(Dollar Amounts in Thousands)
Total capital (to risk-weighted assets)	$8,122,865	79.80%	$	≥814,320	≥8.0%	$	≥1,017,900	≥10.0%
Tier 1 capital (to risk-weighted assets)	8,097,865	79.55		≥407,160	≥4.0		≥610,740	≥ 6.0
Tier 1 capital (to total assets)	8,097,865	62.74		≥1,032,480	≥8.0		≥1,032,480	≥ 8.0
The Bank is subject to certain restrictions on the amount of dividends that it may declare due to regulatory considerations. The Pennsylvania Banking Code provides that cash dividends may be declared and paid only out of accumulated net earnings.

Note 16 — Business Combination
On October 19, 2007, the Bank entered into the Agreement and Plan of Merger (the “Agreement”) with First Priority Financial Corp (“FPFC”). Pursuant to the Agreement, at the effective time (as defined in the Agreement), the Bank will be merged with and into FPFC (the “Merger”), and FPFC will be the surviving corporation. Under the Agreement at FPFC’s option, the Bank will be merged (the “Bank Merger”) with FPFC’s principal bank subsidiary, First Priority Bank. The Bank Merger was subject, among other things, to the consummation of the Merger and to the receipt of appropriate regulatory approvals.
The Agreement was subject to a number of conditions including, but not limited to, approval by the Bank’s shareholders and approval (or waiver, as appropriate) of regulatory agencies. On February 7, 2008 at a special meeting, the Agreement was approved and adopted by the Bank’s stockholders. In addition, the Bank and FPFC have received all necessary approvals (or waiver, as appropriate) from Federal regulators and the Pennsylvania Department of Banking. The Merger was completed, effective February 29, 2008.
At the effective time of the Merger, Bank shareholders received one share of FPFC common stock for each share of Bank common stock that they owned.
At the effective time of the Merger, each outstanding warrant to acquire Bank common stock at an exercise price of $12.50 per share on or before October 16, 2012, was converted into the right to receive a warrant to acquire First Priority common stock at an exercise price of $12.50 per share on or before October 16, 2012.
Each option to acquire a share of Bank common stock at an exercise price of $10.00 per share that was outstanding immediately prior to the effective time of the merger was converted into the right to receive an option to acquire First Priority Bank common stock at an exercise price of $10.00 per share with substantially the same terms as the Bank option. Under the terms of the Plan, all outstanding Bank options became immediately exercisable upon completion of the merger. Accordingly, all FPFC options granted upon conversion of the Bank options became immediately exercisable.
Professional fees incurred by the Bank in connection with the Merger amounted to $144,965 as of December 31, 2007, and have been expensed during the period ended December 31, 2007.